Exhibit 10.1

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (this “Agreement”) effective as of June ____, 2015 (the “Effective Time”), between MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Purchaser”), hereby consents to certain waivers and modifications to the Registration Rights Agreement (the “Registration Rights Agreement”) executed in connection with the purchase by the Purchaser of Units (as defined below) of the Company’s securities  pursuant to that certain Subscription Agreement governing the sale of the Units described below (the “Subscription Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement or the Subscription Agreement.  Except as specifically agreed to, waived or consented to herein, the terms of the Transaction Documents shall remain in full force and effect.

RECITALS

WHEREAS, the Company and certain investors (including the Purchaser) (the “Buyers”) entered into the Subscription Agreements between March 31, 2015 and April 10, 2015, pursuant to which the Company sold and the Buyers signatory thereto purchased units of the Company’s securities (the “Units”) with each Unit consisting of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (or, at the election of any Buyer who, as a result of receiving Common Stock would hold in excess of 4.99% of the Company’s issued and outstanding Common Stock, shares of the Company’s newly designated  0% Series E Convertible Preferred Stock (the “Preferred Shares”)) and a thirty month warrant (the “Warrants”) to purchase one half of one share of Common Stock at an initial exercise price of $1.50 per share, upon the terms and subject to the conditions set forth in the Subscription Agreement;

WHEREAS, in connection with the Purchaser’s purchase of the Units, the Company and the Purchaser entered into the Registration Rights Agreement whereby the Company agreed to register for resale, 25% of (i) the shares of Common Stock issued as part of the Units and (ii) issuable upon conversion of the Preferred Shares, in accordance with the terms of the Registration Rights Agreement;

WHEREAS, the Company has requested that the Purchaser agree to amend the definition of “Filing Date’” in the Registration Rights Agreement to allow the Company additional time to comply with its registration obligations under the Registration Rights Agreement; and

WHEREAS, concurrently herewith, Buyers (other than the Purchaser) (the “Other Buyers”), are executing amendments identical to this Agreement (the “Other Agreements” and, together with this Agreement, the “Agreements”).

NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows, intending to be legally bound hereby:

1.           Registration Rights.  The Purchaser hereby agrees that the definition of “Filing Date” in section 1.1(e) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:
“(e) Filing Date means August 5, 2015”

2.           Liquidated Damages.  The Buyer hereby waives any and all damages, penalties and defaults  related to the Company’s not filing the registration statement by the Filing Date or any damages, penalties and defaults should the Registration Statement not be declared effective by the Commission by the Effectiveness Date (as such terms are originally defined in the Registration Rights Agreement.

3.           Effectiveness.  This Agreement and the amendments contemplated herein shall be effective upon the Company obtaining this Agreement executed by the Purchaser along with executed Other Agreements from Other Buyers, representing, in total, an aggregate of at least 60% of the Registrable Securities, including the consent of the Lead Investor (as such terms are defined in the Transaction Documents).

4.           Independent Nature of Purchaser's Obligations and Rights.  The obligations of the Purchaser under this Agreement or any other Transaction Document are several and not joint with the obligations of any Other Buyer, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Buyer under any Transaction Document or Other Agreement.  Nothing contained herein or in any Other Agreement or any other Transaction Document, and no action taken by the Purchaser pursuant hereto, shall be deemed to constitute the Purchaser and Other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser and Other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, any Other Agreement or any other Transaction Document, and the Company acknowledges that the Purchaser and the Other Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, any Other Agreement and any other Transaction Document.  The Company and the Purchaser confirm that the Purchaser has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, any Other Agreement or out of any other Transaction Documents, and it shall not be necessary for any Other Buyer to be joined as an additional party in any proceeding for such purpose.

5.           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.           Non-Public Information.  The Company acknowledges and agrees that the amendments, waivers and consents contemplated hereby do not constitute material modifications to the Transaction Documents and consequently, as of the Effective Time, the Company shall have disclosed all material, non-public information (if any) provided to the Purchaser by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby and by the Transaction Documents.

7.           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

10.           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.           Scope.  Except as explicitly set forth herein, the Transaction Documents remain unmodified and in full force and effect.

12.           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Subscription Agreement.

14.           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CONSENT OR ANY TRANSACTION CONTEMPLATED HEREBY

15.           Most Favored Nation.  The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any person with respect to the amendments, waivers and consents contemplated hereby, is or will be more favorable to such person than those of the Purchaser under this Agreement.  The provisions of this Section 13 shall apply similarly and equally to each Other Agreement.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY: MABVAX THERAPEUTICS HOLDINGS, INC.
By:
Name: Title:

IN WITNESS WHEREOF, the Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

PURCHASER:

By: